Exhibit 99.3

Partnerships in Care Investments 1 Limited

Combined financial statements for the years ended

31 December 2013, 31 December 2012 and 31 December 2011

Partnerships in Care Investments 1 Limited

Partnerships in Care Investments 1 Limited

Directors’ responsibility statement

The Directors present the combined financial statements for the years ended 31 December 2013, 31 December 2012 and 31 December 2011.

Statement of Directors’ responsibilities

The Directors are responsible for the preparation of the combined financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law).

The combined financial statements have been prepared by the Directors with the purpose of providing historical financial information to Acadia Healthcare Company, Inc to assist it satisfy its reporting responsibilities under Regulation S-X, Rule 3-05.

The Directors are satisfied that these combined financial statements present fairly the state of affairs of the Company and its subsidiary undertakings and of the loss and cash flows of the Company and its subsidiary undertakings for the years ended 31 December 2013, 31 December 2012 and 31 December 2011. In preparing the combined financial statements the Directors have:

•	selected an appropriate basis of preparation given the intended purpose of the combined financial statements, as set out in Note 2.1, and applied that basis of preparation to all periods presented;

•	selected suitable accounting policies, as set out in Note 2, and then applied them consistently to all periods presented;

•	made judgements and accounting estimates that are reasonable and prudent; and

•	prepared the financial statements on the going concern basis unless it is inappropriate to presume that the Company will continue in business. The factors taken into consideration by the Directors in forming their conclusions in relation to going concern are set out in Note 2.2.

These combined financial statements have not been prepared under section 394 of the Companies Act 2006 and are not the company’s statutory financial statements.

Provision of Information to Auditors

As far as the Directors are aware, there is no relevant audit information of which the Company’s auditors are unaware, and the Directors have taken all the steps that ought to have been taken as Directors in order to make themselves aware of any relevant audit information and to establish that the Company’s auditors are aware of that information.

By order of the Board

/s/ Dr. Quazi Haque

Dr Quazi Haque

Director, Partnerships in Care Investments 1 Limited

3 June 2014

Partnerships in Care Investments 1 Limited

Independent Auditors’ Report

To the Board of Directors and Shareholders of Partnerships in Care Investments 1 Limited

We have audited the accompanying combined financial statements of Partnerships in Care Investments 1 Limited and its subsidiaries, which comprise the combined balance sheets as of 31 December 2013, 31 December 2012 and 31 December 2011, and the related combined profit and loss account, combined statement of total recognised gains and losses, combined cash flow statement, reconciliation of net cash flow to movement in net debt and the related notes for the years then ended (“the combined financial statements”).

Directors’ Responsibility for the Combined Financial Statements

The Directors are responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United Kingdom; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgement, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Partnerships in Care Investments 1 Limited and its subsidiaries at 31 December 2013, 31 December 2012 and 31 December 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United Kingdom.

Emphasis of matter – Basis of Preparation and Going Concern

In forming our opinion on the combined financial statements, which is not modified, we draw attention to the basis of preparation set out in Note 2.1 and the basis on which the going concern presumption has been applied by the Directors in preparing the combined financial statements as set out in Note 2.2. In addition, these combined financial statements are not the statutory financial statements of the Company prepared in accordance with section 394 of the Companies Act 2006. Accordingly, these combined financial statements do not present information on Partnerships in Care Investments 1 Limited as a separate legal entity.

Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States of America (“US GAAP”). Application of generally accepted accounting principles in the United States of America would have affected the combined financial condition and results of operations of the company as of and for the years ended 31 December 2013 and 31 December 2012 to the extent summarised in Note 29 to the combined financial statements.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St Albans, United Kingdom

3 June 2014

Partnerships in Care Investments 1 Limited

Combined profit and loss account

		2013	2012	2011
	Note	£000	£000	£000
Turnover	3	170,703	171,171	172,839
Cost of sales		(109,625)	(109,624)	(106,628)

Gross profit		61,078	61,547	66,211
Administrative expenses		(30,041)	(30,716)	(29,518)
Exceptional administrative expenses	8	—	—	(97,317)
Total administrative expenses		(30,041)	(30,716)	(126,835)

Operating profit / (loss)	4	31,037	30,831	(60,624)
Interest receivable and similar income		35	30	29
Interest payable and similar charges	6	(61,784)	(60,691)	(55,244)
Other finance (expenses) / income	7	(33)	(71)	132

Loss on ordinary activities before taxation		(30,745)	(29,901)	(115,707)
Tax credit / (charge) on loss on ordinary activities	9	1,715	629	(1,718)

Loss for the financial year		(29,030)	(29,272)	(117,425)

All amounts relate to continuing operations.

There are no material differences between the loss on ordinary activities before taxation and the loss for the financial year stated above and their historical cost equivalents.

The accompanying notes form an integral part of the combined financial statements.

Partnerships in Care Investments 1 Limited

Combined statement of total recognised gains and losses

	2013	2012	2011
	£000	£000	£000
Loss for the financial year	(29,030)	(29,272)	(117,425)
Actuarial loss related to pension scheme (Note 23)	(2,939)	(1,287)	(449)
Deferred tax attributable to actuarial loss	683	315	112

Total recognised gains and losses relating to the year	(31,286)	(30,244)	(117,762)

The accompanying notes form an integral part of the combined financial statements.

Partnerships in Care Investments 1 Limited

Combined balance sheet

		2013	2012	2011
	Note	£000	£000	£000
Fixed assets
Tangible assets	10	454,844	457,113	460,584
Current assets
Stocks	12	628	622	607
Debtors	13	7,045	6,603	5,411
Cash at bank and in hand		15,817	18,124	16,007

Current assets		23,490	25,349	22,025
Creditors: amounts falling due within one year	14	(13,306)	(15,621)	(17,318)

Net current assets		10,184	9,728	4,707

Total assets less current liabilities		465,028	466,841	465,291
Creditors: amounts falling due after more than one year	15	(786,725)	(759,324)	(728,814)
Provisions for liabilities
Deferred tax	16	(2,559)	(4,147)	(4,650)

Net liabilities excluding pension scheme liability		(324,256)	(296,630)	(268,173)
Pension liability	23	(3,913)	(1,754)	(878)

Net liabilities		(328,169)	(298,384)	(269,051)

Capital and reserves
Net Investment of Parent		(328,169)	(298,384)	(269,051)

Shareholders’ deficit	17	(328,169)	(298,384)	(269,051)

The accompanying notes form an integral part of the combined financial statements.

Partnerships in Care Investments 1 Limited

Combined cash flow statement

		2013	2012	2011
	Note	£000	£000	£000
Net cash flow from operating activities	18	41,199	41,026	44,616
Returns on investments and servicing of finance	19	(10,309)	(13,223)	(15,659)
Taxation		254	(500)	(261)
Capital expenditure and financial investment	19	(9,163)	(7,337)	(3,495)

Cash inflow before financing		21,981	19,966	25,201
Financing	19	(24,288)	(17,849)	(20,038)

(Decrease)/Increase in cash in the year		(2,307)	2,117	5,163

Reconciliation of net cash flow to movement in net debt
		2013	2012	2011
		£000	£000	£000
(Decrease)/Increase in cash in the year		(2,307)	2,117	5,163
Decrease in borrowings		24,288	17,849	20,038

Change in net debt resulting from cash flows		21,981	19,966	25,201
Other non-cash increase in borrowings		(51,689)	(48,338)	(36,231)

Movement in net debt in the year		(29,708)	(28,372)	(11,030)
Net debt at 1 January	20	(742,120)	(713,748)	(702,718)

Net debt at 31 December	20	(771,828)	(742,120)	(713,748)

The accompanying notes form an integral part of the combined financial statements.

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

1.	Nature of business

Partnerships in Care Investments 1 Limited (the “Company”) is a subsidiary of Partnerships in Care Group Limited (the “Parent” or “PiC Group Limited”) and of Partnerships in Care Holdings Limited (together, “the parent companies”). The Parent and its subsidiary undertakings (“the Group”) have historically prepared consolidated financial statements of the Group which has been managed as a business by a single management team. The accompanying combined financial statements reflect the assets, liabilities, revenues and expenses directly attributed to Partnerships in Care Investments 1 Limited and its subsidiary undertakings, as well as certain liabilities and expenses of the Parent as described below (together referred to as the “Business”). The combined financial statements of the Business for the three years ended 31 December 2013, 31 December 2012 and 31 December 2011 (“the combined financial statements”) are prepared on the basis set out below.

The Business is one of the largest UK independent providers of secure and step down services to patients in facilities operated by the Business and which include medium and low security, and inpatient rehabilitation for patients with mental health, personality disorder, learning disability and similar conditions.

On 2 June 2014, the Business entered into a contract for the sale of Partnerships in Care Investments 1 Limited to Acadia Healthcare Company, Inc (“Acadia”) for consideration of approximately £395m. The sale is due to complete on or around 30 June 2014, and as at the date of approving these combined financial statements the Directors are not aware of any material factors that would prevent completion occurring.

2.	Accounting policies

2.1 Basis of preparation

These combined financial statements have been prepared by the Directors of the Company on the basis set out below. The Directors believe that the basis of preparation applied is appropriate for the intended use of these financial statements, which is to provide historical financial information to Acadia to assist Acadia in satisfying its reporting responsibilities under Regulation S-X, Rule 3-05, Financial statements of businesses acquired or to be acquired.

These combined financial statements are not the statutory financial statements of the Company prepared in accordance with section 394 of the Companies Act 2006. Accordingly, these financial statements do not present information on Partnerships in Care Investments 1 Limited as a separate legal entity.

These combined financial statements reflect the historical financial position, results of operations, parent company equity and cash flows of the Business for the periods presented. The historical financial statements reflect the amounts that have been “carved-out” from the Parent’s consolidated financial statements prepared in accordance with applicable accounting standards in the United Kingdom (“UK GAAP”) and reflect assumptions and allocations made by the Parent to depict the Business on a stand-alone basis. As a result, the combined financial statements included herein may not necessarily be indicative of the Business’s financial position, results of operations, or cash flows had the Business operated as a stand-alone entity during the periods presented.

The combined financial statements were prepared using the Parent’s historical records of the assets and liabilities of the Business, and the historical combined financial statements include all assets, liabilities, revenues and expenses directly attributable to the Business. The Business has been partially financed by borrowings from the parent companies. The parent companies have in turn been financed by the ultimate controlling party through the issue of unsecured subordinated loan notes and PIK notes, and in substance those loans have been used to finance the operations of the group headed by Partnerships in Care Investments 1 Limited. Accordingly, the Directors consider it appropriate for the purpose of these combined financial statements to apply the push down accounting principles contained in Staff Accounting Bulletin Topic 5J that discusses push down of debt. All related costs of servicing the pushed down debt have been included in the Business.

The amounts that have been legally incurred by the parent companies but which have been pushed down to the Business are set out in Note 26.

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

2.1 Basis of preparation (continued)

All such costs and expenses have been deemed to have been paid by the Business to the Parent in the period in which the costs were incurred. The Net Investment of Parent in the Business as shown in the combined balance sheet includes amounts due to / from PiC Group Limited as well as certain intercompany receivables / payables with Partnerships in Care Holdings Limited.

2.2 Going concern

On 2 June 2014, the Business entered into a contract for the sale of Partnerships in Care Investments 1 Limited to Acadia Healthcare Company, Inc (“Acadia”) for consideration of approximately £395m. The sale is due to complete on or around 30 June 2014, and as at the date of approving these combined financial statements the Directors are not aware of any material factors that would prevent completion occurring.

As described in Note 2.1 above, the application of “push down accounting” principles has resulted in the inclusion in these financial statements of certain unsecured loan notes including PIK notes and other loans which are not liabilities of the Business. These are liabilities of the parent companies and therefore will not need to be repaid by the Business headed by Partnerships in Care Investments 1 Ltd after the completion of the sale. Details of these liabilities are set out in Notes 14 and 15 to these combined financial statements.

At completion of the sale, the Business is expected to repay the majority of its senior bank debt extant at that time from the proceeds of the transaction. Furthermore, the Business expects that “A” Ordinary Shares in PiC Property 1 Limited will be issued to its bankers in consideration for the release of any remaining bank debt. These “A” Ordinary Shares are expected to be sold to Acadia for a nominal amount. Together these anticipated transactions at the completion date will result in the extinguishment of all the Business’s bank debt and any related accrued interest and capitalised finance costs.

Acadia has provided written confirmation to the Directors of Partnerships in Care Investments 1 Limited that should the acquisition complete it will continue to provide funds to the Business to enable it to repay its debts as and when they fall due, for a period of at least one year from the date of approval of these combined financial statements.

Accordingly, and on the presumption that the proposed sale to Acadia will proceed to completion which the Directors consider is likely at the date of approving these financial statements, the Directors consider it appropriate to adopt the going concern basis in preparing these combined financial statements.

Were the sale not to proceed to completion, the Directors have regard to the fact that at 31 December 2013 the Business has bank debt of £455,104,000 under facilities due to expire in July 2015. The Directors, having assessed the prospects of the Business having regard to current trading and looking forward to the period through to refinancing in July 2015, are confident the business has sufficient funds to meet its obligations.

2.3 Basis of consolidation

The combined financial statements combine the financial information of Partnerships in Care Investments 1 Limited and all of its subsidiary undertakings (“subsidiaries”). Intra group sales and profits are eliminated fully on combination. In addition, certain liabilities and related finance costs directly attributable to the Business have been included in accordance with “push down accounting” principles, as set out in Note 2.1 above. Accordingly, these combined financial statements are described as “combined financial statements”.

The Business applies the acquisition method to account for business combinations. Identifiable assets and liabilities acquired are measured initially at their estimated fair value at the acquisition date. The excess of the consideration paid over the fair value of the assets and liabilities acquired is recognised as goodwill on acquisition. Following an impairment review performed in 2010, all remaining goodwill from acquisitions was fully impaired.

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

2.4 Turnover

Turnover is primarily earned from the provision of services to patients in secure and step down facilities operated by the Business and which include medium and low security, and inpatient rehabilitation for patients with mental health, personality disorder, learning disability and similar conditions. Revenue is recognised in the period that services are provided based on contractual billing rates agreed with health service commissioners throughout the United Kingdom.

2.5 Tangible fixed assets and depreciation

Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost of fixed assets, less their estimated residual value, over their expected useful lives on the following bases:

Freehold property	—	over 50 years straight line
Plant & machinery	—	over 7 to 10 years straight line
Motor vehicles	—	over 4 years straight line
Fixtures & fittings	—	over 5 to 10 years straight line
Computer equipment	—	over 3 to 7 years straight line

2.6 Impairment of fixed assets

The carrying amounts of the Group’s assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of the fixed asset may not be recoverable. If any such indication exists, the asset’s recoverable amount is estimated.

An impairment loss is recognised whenever the carrying amount of an asset exceeds its recoverable amount. Impairment losses are recognised in the combined profit and loss account and, where material, are classified as exceptional items.

The recoverable amount of fixed assets is the greater of their net realisable value and value in use. In assessing value in use, the expected future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the rate of return expected on an equally risky investment. For an asset that does not generate largely independent income streams, the recoverable amount is determined for the income generating unit to which the asset belongs.

2.7 Capitalised fees

Fees incurred in arranging the Business’s bank and unsecured loan financing arrangements are capitalised and amortised to the profit and loss account over the remaining life of the related loans. Where finance facilities are re-financed and a modification of the facilities occurs, any incremental costs, including closed-out interest rate swaps, incurred as a direct consequence of the modification are also capitalised and amortised over the modified term of the facility.

2.8 Operating leases

Rentals under operating leases are charged to the combined profit and loss account on a straight line basis over the lease term.

2.9 Stocks

Stocks are valued at the lower of cost and net realisable value after making due allowance for obsolete and slow moving stocks. Cost includes direct purchase costs.

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

2.10 Deferred taxation

Full provision is made for deferred tax assets and liabilities arising from all timing differences between the recognition of gains and losses in the combined financial statements and recognition in the tax computation.

A net deferred tax asset is recognised only if it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax assets and liabilities are calculated at the tax rates expected to be effective at the time the timing differences are expected to reverse.

Deferred tax assets and liabilities are not discounted.

2.11 Pensions

The Business operates a defined contribution pension scheme and the associated pension charge represents the amounts payable by the Group to the scheme in respect of the year.

The Business also operates a defined benefits pension scheme. Pension scheme assets are measured using market values. Pension scheme liabilities are measured using a projected unit method and discounted at the current rate of return on a quality corporate bond of equivalent term and currency to the liability. The increase in the present value of the liabilities of the defined benefit pension schemes expected to arise from employee service in the period, curtailment and settlement gains and losses are charged to operating profit. The expected return on the scheme’s assets, and the increase during the year in the present value of the scheme’s liabilities arising from the passage of time, are included within other finance charges. Actuarial gains and losses are recognised in the combined statement of total recognised gains and losses.

Any pension scheme surplus is recognised to the extent that it is recoverable and any deficit is recognised in full.

2.12 Share based payments

The Business operates a share-based compensation plan, under which the entity receives services from employees as consideration for equity instruments (restricted shares) of Partnerships in Care Investments 2 Limited, a subsidiary of the Company. The fair value of the employee services received in exchange for the grant of the restricted shares is recognised as an expense. The total amount to be expensed is determined by reference to the fair value of the restricted shares granted, excluding the impact of any service and non-market performance vesting conditions.

Non-market performance and service conditions are included in assumptions about the number of restricted shares that are expected to vest. The total expense is recognised over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied. Where the vesting period is influenced by liquidity events such as a sale of the business or initial public offering, an estimate is made of the period between awarding the restricted shares and the date of a liquidity event.

At the end of each reporting period, the Group revises its estimates of the number of restricted shares that are expected to vest based on the non-market vesting conditions. It recognises the impact of the revision to original estimates, if any, in the combined profit and loss account, with a corresponding adjustment to shareholders’ deficit.

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

2.13 Key accounting estimates and judgements

The preparation of the combined financial statements requires the Directors to make estimates and judgements that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses during the year. The Directors evaluate the estimates and judgements on an ongoing basis. Such estimates and judgements are based upon historical experience and other factors they believe to be reasonable under the circumstances. Actual results may differ from estimates.

Key estimates and judgements have been made in respect of the following:

Carrying value of fixed assets and related impairment charges

Fixed asset balances held within the Business are reviewed by management for any indications of impairment. Where appropriate, management considers internal and external factors including market value, economic and cashflow performance in determining if any indicators of impairment exist. Impairment charges, if any, are determined in accordance with the policy at 2.6 above.

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

3.	Turnover

The directors are of the opinion that the operations of the Business are substantially similar in that they all relate to the provision of healthcare services; therefore there is only one class of business.

All turnover arose within the United Kingdom.

4.	Operating profit / (loss)

Operating profit / (loss) is stated after charging:

	2013	2012	2011
	£000	£000	£000
Depreciation of tangible fixed assets:
- owned by the Group	11,458	10,782	12,691
- held under finance leases	—	17	34
Operating lease rentals:
- plant and machinery	489	489	283
- other operating leases	415	432	475

	12,362	11,720	13,483

5.	Staff costs

Staff costs, including directors’ remuneration, were as follows:

	2013	2012	2011
	£000	£000	£000
Wages and salaries	86,073	86,781	84,254
Social security costs	8,145	8,229	8,171
Share based payments	1,501	911	—
Other pension costs	2,010	2,043	1,855

	97,729	97,964	94,280

The average monthly number of full time equivalent persons, including the directors, employed by the Business during the year was as follows:

	2013	2012	2011
	No.	No.	No.
Operations	2,747	2,845	2,831
Administration	432	331	274

	3,179	3,176	3,105

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

6.	Interest payable and similar charges

	2013	2012	2011
	£000	£000	£000
On bank loans and overdrafts	29,254	31,014	28,233
On unsecured and other loan notes	32,528	29,676	27,008
On finance leases and hire purchase contracts	—	1	3
Other interest payable	2	—	—

	61,784	60,691	55,244

7.	Other finance (expenses)/income

	2013	2012	2011
	£000	£000	£000
Expected return on pension scheme assets (see Note 23)	1,508	1,358	1,681
Interest on pension scheme liabilities (see Note 23)	(1,541)	(1,429)	(1,549)

	(33)	(71)	132

8.	Exceptional items

	2013	2012	2011
	£000	£000	£000
Impairment of fixed assets	—	—	89,300
Professional fees	—	—	8,017

	—	—	97,317

In light of trading conditions in 2011, the directors reassessed their growth forecasts and concluded that the growth prospects for the Group were lower than previous forecasts had indicated. As a consequence, management conducted an impairment review of tangible fixed assets during the year.

The review indicated that the freehold properties’ recoverable amount exceeded their carrying amount by £89.3 million and consequently it was written down by this amount. The impairment loss was recognised in administrative expenses within the profit and loss account.

The recoverable amount of tangible fixed assets was calculated with reference to their value in use. The key assumptions of this calculation are shown below:

•	Period over which management projected cash flows – 4 years

•	Growth rate used to extrapolate cash flows – 2.25%

•	Discount rate – 10.3% (pre-tax)

•	The period before a steady long-term growth rate has been assumed is 4 years.

On 28 September 2011, the Group amended its banking financing arrangements, incurring professional fees of £8.0 million.

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

9.	Taxation

	2013	2012	2011
	£000	£000	£000
Analysis of tax (credit) / charge in the year
Current tax (see note below) UK Corporate tax on loss for the year	—	—	557
Adjustments in respect of prior years	(356)	(210)	—

	(356)	(210)	557

Deferred tax
Origination and reversal of timing differences	(1,228)	(233)	1,447
Effect of decreased tax rate on opening liability	(524)	(363)	(241)
Adjustment in respect of prior years	393	177	(45)

Total deferred tax (see Note 16)	(1,359)	(419)	1,161

Tax (credit) / charge on loss on ordinary activities	(1,715)	(629)	1,718

Factors affecting tax (credit) / charge for the year

The tax assessed for the year is higher than (2012 - higher than, 2011 – higher than) the standard rate of corporation tax in the UK of 23.25% (2012 - 24.50%, 2011 – 26.49%). The differences are explained below:

	2013	2012	2011
	£000	£000	£000
Loss on ordinary activities before tax	(30,745)	(29,901)	(115,707)

Loss on ordinary activities multiplied by standard rate of corporation tax in the UK of 23.25% (2012 - 24.50%, 2011 – 26.49%)	(7,147)	(7,325)	(30,654)
Effects of:
Depreciation for the year on qualifying assets in excess of / (less than) capital allowances	804	628	(757)
Tax losses arising in period but not utilised	810	—	—
Brought-forward losses utilised in the period	—	(295)	(711)
Adjustments in respect of prior years	(356)	(210)	—
Short term timing difference, including interest accruals	(47)	1,355	3,177
Share based payment charge	349	223	—
Expenses not deductible	5,231	5,414	29,504
Small companies rate	—	—	(2)

Current tax (credit) / charge for the year (see note above)	(356)	(210)	557

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

9. Taxation (continued)

Factors that may affect future tax charges

The level of disallowable expenses and utilisation of tax losses carried forward will impact future tax charges.

Reductions in the UK corporation tax rate from 26% to 24% (effective from 1 April 2012) and to 23% (effective 1 April 2013) were substantively enacted on 26 March 2012 and 3 July 2012 respectively. Further reductions to 21% (effective from 1 April 2014) and 20% (effective from 1 April 2015) were substantively enacted on 2 July 2013.

This will reduce the Company’s future current tax charge accordingly. The deferred tax liability at 31 December 2013 has been calculated based on the rate of 20% (2012: 23%, 2011: 25%) substantively enacted at the balance sheet date.

10.	Tangible assets

10.1	Tangible assets - 2013

	Freehold property	Plant & machinery	Motor vehicles	Fixtures & fittings	Computer equipment	Total
Group	£000	£000	£000	£000	£000	£000
Cost
At 1 January 2013	595,359	7,972	1,526	15,037	7,647	627,541
Additions	4,942	1,208	687	1,361	1,041	9,239
Disposals	(52)	(111)	(321)	(247)	(270)	(1,001)

At 31 December 2013	600,249	9,069	1,892	16,151	8,418	635,779

Depreciation
At 1 January 2013	150,102	5,349	1,364	8,609	5,004	170,428
Charge for the year	7,733	723	154	1,960	888	11,458
Disposals	(47)	(111)	(321)	(222)	(250)	(951)

At 31 December 2013	157,788	5,961	1,197	10,347	5,642	180,935

Net book value
At 31 December 2013	442,461	3,108	695	5,804	2,776	454,844

At 31 December 2012	445,257	2,623	162	6,428	2,643	457,113

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

10.2	Tangible assets – 2012

	Freehold property	Plant & machinery	Motor vehicles	Fixtures & fittings	Computer equipment	Total
Group	£000	£000	£000	£000	£000	£000
Cost
At 1 January 2012	592,105	7,220	1,453	12,805	6,689	620,272
Additions	3,318	819	112	2,182	944	7,375
Disposals	(34)	(29)	(39)	(2)	(2)	(106)
Transfers	(30)	(38)	—	52	16	—

At 31 December 2012	595,359	7,972	1,526	15,037	7,647	627,541

Depreciation
At 1 January 2012	142,851	4,544	1,311	6,775	4,207	159,688
Charge for the year	7,254	807	104	1,837	797	10,799
Disposals	(3)	(15)	(39)	(2)	—	(59)
Transfers	—	13	(12)	(1)	—	—

At 31 December 2012	150,102	5,349	1,364	8,609	5,004	170,428

Net book value
At 31 December 2012	445,257	2,623	162	6,428	2,643	457,113

At 31 December 2011	449,254	2,676	142	6,030	2,482	460,584

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

10.3	Tangible assets – 2011

	Freehold property	Plant & machinery	Motor vehicles	Fixtures & fittings	Computer equipment	Total
Group	£000	£000	£000	£000	£000	£000
Cost
At 1 January 2011	590,759	6,707	1,452	12,123	5,831	616,872
Additions	1,354	522	22	674	923	3,495
Disposals	—	(17)	(21)	(9)	(48)	(95)
Transfers	(8)	8	—	17	(17)	—

At 31 December 2011	592,105	7,220	1,453	12,805	6,689	620,272

Depreciation
At 1 January 2011	44,536	3,612	1,097	4,965	3,548	57,758
Charge for the year	9,015	949	235	1,819	707	12,725
On disposals	—	(17)	(21)	(9)	(48)	(95)
Impairment charge	89,300	—	—	—	—	89,300

At 31 December 2011	142,851	4,544	1,311	6,775	4,207	159,688

Net book value
At 31 December 2011	449,254	2,676	142	6,030	2,482	460,584

At 31 December 2010	546,223	3,095	355	7,158	2,283	559,114

In light of trading conditions in 2011, the directors reassessed their growth forecasts and concluded that the growth prospects for the Group were lower than previous forecasts had indicated. As a consequence, management conducted an impairment review of tangible fixed assets during the year and concluded that the freehold properties’ recoverable amount exceeded their carrying amount by £89.3 million and consequently it was written down by this amount. See Note 8.

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

11.	Principal subsidiaries of the Company

Company name	Percentage Shareholding	Description
Partnerships in Care Management Limited	100%	Holding company for trading companies
Partnerships in Care Limited	100%	Mental healthcare services
Oaktree Care Group Limited	100%	Mental healthcare services
Partnerships in Care Scotland Limited	100%	Mental healthcare services
Partnerships in Care Property Holding Limited	100%	Holding company for property companies
Partnerships in Care Property 1 Limited	100%	Property holding company
Partnerships in Care Investments 2 Limited	100%	Property holding company
Partnerships in Care Property 2 Limited	100%	Property holding company
Partnerships in Care Property 3 Limited	100%	Property holding company
Partnerships in Care Property 4 Limited	100%	Property holding company
Partnerships in Care Property 5 Limited	100%	Property holding company
Partnerships in Care Property 6 Limited	100%	Property holding company
Partnerships in Care Property 7 Limited	100%	Property holding company
Partnerships in Care Property 8 Limited	100%	Property holding company
Partnerships in Care Property 9 Limited	100%	Property holding company
Partnerships in Care Property 10 Limited	100%	Property holding company
Partnerships in Care Property 11 Limited	100%	Property holding company
Partnerships in Care Property 12 Limited	100%	Property holding company
Partnerships in Care Property 13 Limited	100%	Property holding company
Partnerships in Care Property 14 Limited	100%	Property holding company
Partnerships in Care Property 15 Limited	100%	Property holding company
Partnerships in Care Property 16 Limited	100%	Property holding company
Partnerships in Care Property 17 Limited	100%	Property holding company
Partnerships in Care Property 18 Limited	100%	Property holding company
Partnerships in Care Property 19 Limited	100%	Property holding company
Partnerships in Care Property 20 Limited	100%	Property holding company
Partnerships in Care Property 21 Limited	100%	Property holding company
Partnerships in Care Property 22 Limited	100%	Property holding company
Partnerships in Care Property 23 Limited	100%	Property holding company
Partnerships in Care Property 24 Limited	100%	Property holding company
Partnerships in Care Property 25 Limited	100%	Property holding company

All of the principal subsidiaries are registered in England and Wales.

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

12.	Stocks

	2013	2012	2011
	£000	£000	£000
Finished goods and goods for resale	628	622	607

13.	Debtors

	2013	2012	2011
	£000	£000	£000
Trade debtors	2,695	3,247	1,711
Other debtors	651	494	246
Accrued income	1,197	527	696
Prepayments	2,502	2,335	2,758

	7,045	6,603	5,411

14.	Creditors: Amounts falling due within one year

	2013	2012	2011
	£000	£000	£000
Other loans (refer to Note 15)	920	920	920
Net obligations under finance leases and hire purchase contracts	—	—	21
Trade creditors	840	932	952
Corporation tax	—	—	502
Other taxation and social security	2,564	2,651	2,701
Other creditors	1,450	1,347	1,664
Accrued finance costs	2,287	2,536	3,436
Salary related accruals	1,730	2,967	3,036
Other accrued expenses	3,515	4,268	4,086

	13,306	15,621	17,318

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

15.	Creditors: Amounts falling due after more than one year

	2013	2012	2011
	£000	£000	£000
Unsecured loan notes including PIK notes	354,075	321,887	292,552
Bank loans	455,104	473,032	484,998
Capitalised amounts	(22,454)	(35,595)	(48,736)

	786,725	759,324	728,814

The Business has been partially financed by borrowings from its parent companies, Partnerships in Care Holdings Limited and Partnerships in Care Group Limited (“the parent companies”). The parent companies have in turn been financed by the ultimate controlling party through the issue of unsecured subordinated loan notes including PIK notes (included above) and by other loans (included in Note 14), and in substance those loans have been used to finance the operations of the group headed by Partnerships in Care Investments 1 Limited. Accordingly, the Directors consider it appropriate for the purpose of these combined financial statements to apply the push down accounting principles contained in Staff Accounting Bulletin Topic 5 J that discusses push down of debt.

Included within the above are amounts falling due as follows:

	2013	2012	2011
	£000	£000	£000
Between one and two years
Bank loans	455,104	—	—
Capitalised amounts	(20,269)	—	—

	434,835	—	—
Between two and five years
Bank loans	—	473,032	484,998
Capitalised amounts	—	(33,069)	(45,870)

	—	439,963	439,128
Over five years
Unsecured loan notes including PIK notes	354,075	321,887	292,552
Capitalised amounts	(2,185)	(2,526)	(2,866)

	351,890	319,361	289,686

Included in capitalised amounts is an unamortised swap balance of £19,506,760 (2012 - £31,826,820, 2011 - £44,146,878) and capitalised fees of £2,947,543 (2012 - £3,768,148, 2011 - £4,588,753).

Creditors include amounts not wholly repayable within 5 years as follows:

	2013	2012	2011
	£000	£000	£000
Repayable other than by instalments	354,075	321,887	292,552

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

15.	Creditors: Amounts falling due after more than one year (continued)

Details of the Group’s borrowings are set out below – also refer to Note 26:

A bank loan of £25,844,806 (2012 - £29,337,286, 2011 - £32,096,990) is secured by way of a fixed legal charge over subsidiary companies’ assets, with an interest rate varying with LIBOR maturing in July 2015.

A bank loan of £429,259,353 (2012 - £443,694,620, 2011- £452,900,929) is secured by way of a fixed legal charge over subsidiary companies’ assets, with an interest rate varying with LIBOR maturing in July 2015.

The Group had taken out an interest rate swap to hedge the interest rate on the Group’s bank borrowings. As part of the amended financing arrangements agreed on 28 September 2011, the existing interest rate swap was closed out and an amount equivalent to the cost of exiting the swaps of £51,328,760 was added to the loan. Of this amount £47,226,894 was capitalised and is being amortised to the profit and loss account over the remaining life of the bank loan until July 2015, and the remainder was recognised in finance costs.

A loan amounting to £920,000 (2012 - £920,000, 2011 - £920,000) at the year end from the majority shareholder which is interest free and repayable on demand.

Unsecured subordinated loan notes amounting to £352,716,682 (2012 - £320,651,529, 2011 - £291,428,804) at the year end due 2020 on which unsecured subordinated PIK notes due 2020 have been issued up to March 2011 to satisfy interest at 10% per annum. From April 2011 these loans have been accruing compound interest at 10% per annum.

Unsecured fixed rate loan notes amounting to £1,358,483 (2012 - £1,235,280, 2011 - £1,122,935) due 2020 with compound interest at 10% per annum.

16.	Deferred taxation

	2013	2012	2011
	£000	£000	£000
At beginning of year	4,147	4,650	3,571
(Credit)/debit to profit and loss for the year	(1,359)	(419)	1,161
Movement in relation to defined benefit pension scheme	(229)	(84)	(82)

At end of year	2,559	4,147	4,650

The provision for deferred taxation is made up as follows:

	2013	2012	2011
	£000	£000	£000
Accelerated capital allowances	3,306	4,183	5,179
Tax losses carried forward	(697)	—	(468)
Short term timing differences	(50)	(36)	(61)

	2,559	4,147	4,650

The deferred tax liability at 31 December 2013 has been calculated based on the rate of 20% (2012: 23%, 2011: 25%) substantively enacted at the balance sheet date.

There is an unprovided deferred tax liability in respect of fair value adjustments to properties arising from purchase price allocations following acquisitions in prior years of £42,985,368 (2012 - £50,015,108, 2011- £54,996,788). There is an unprovided deferred tax asset in respect of unpaid interest on the unsecured loans notes of £3,571,308 (2012 - £4,107,004, 2011- £3,161,287).

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

17.	Reconciliation of movement in shareholders’ deficit

	2013	2012	2011
	£000	£000	£000
Opening shareholders’ deficit	(298,384)	(269,051)	(151,289)
Loss for the financial year	(29,030)	(29,272)	(117,425)
Share based payments	1,501	911	—
Actuarial loss from pension scheme, net of tax	(2,256)	(972)	(337)

Closing shareholders’ deficit	(328,169)	(298,384)	(269,051)

18.	Net cash flow from operating activities

	2013	2012	2011
	£000	£000	£000
Operating profit / (loss)	31,037	30,831	(60,624)
Share based payments	1,501	911	—
Depreciation of tangible fixed assets	11,458	10,799	12,725
Impairment of fixed assets	—	—	89,300
(Profit)/loss on disposal of tangible fixed assets	(26)	8	1
(Increase) / decrease in stocks	(6)	(15)	47
(Increase) / decrease in debtors	(340)	(1,193)	1,273
(Decrease) / increase in creditors	(2,066)	(65)	2,014
Difference between pension payments and charge to operating profit	(359)	(250)	(120)

Net cash inflow from operating activities	41,199	41,026	44,616

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

19.	Analysis of cash flows for headings netted in cash flow statement

	2013	2012	2011
	£000	£000	£000
Returns on investments and servicing of finance
Interest received	35	30	29
Interest paid	(10,344)	(13,252)	(15,685)
Hire purchase interest	—	(1)	(3)

Net cash outflow from returns on investments and servicing of finance	(10,309)	(13,223)	(15,659)

	2013	2012	2011
	£000	£000	£000
Capital expenditure and financial investment
Purchase of tangible fixed assets	(9,239)	(7,375)	(3,495)
Sale of tangible fixed assets	76	38	—

Net cash outflow from capital expenditure	(9,163)	(7,337)	(3,495)

	2013	2012	2011
	£000	£000	£000
Financing
New secured bank loans	—	—	5,000
Repayment of bank loans	(24,288)	(17,828)	(19,417)
Repayment of unsecured loan notes	—	—	(5,572)
Repayment of finance leases	—	(21)	(49)

Net cash outflow from financing	(24,288)	(17,849)	(20,038)

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

20.	Analysis of changes in net debt

2013

	1 January	Cash flow	Other non-cash changes	31 December
	2013			2013
	£000	£000	£000	£000
Cash at bank and in hand	18,124	(2,307)	—	15,817
Debt:
Debts due within one year	(920)	24,288	(24,288)	(920)
Debts falling due after more than one year	(759,324)	—	(27,401)	(786,725)

Net debt	(742,120)	21,981	(51,689)	(771,828)

2012

	1 January	Cash flow	Other non-cash changes	31 December
	2012			2012
	£000	£000	£000	£000
Cash at bank and in hand	16,007	2,117	—	18,124
Debt:
Finance lease liabilities	(21)	21	—	—
Debts due within one year	(920)	17,828	(17,828)	(920)
Debts falling due after more than one year	(728,814)	—	(30,510)	(759,324)

Net debt	(713,748)	19,966	(48,338)	(742,120)

2011

	1 January	Cash flow	Other non-cash changes	31 December
	2011			2011
	£000	£000	£000	£000
Cash at bank and in hand	10,844	5,163	—	16,007
Debt:
Finance lease liabilities	(70)	49	—	(21)
Debts due within one year	(54,943)	19,989	34,034	(920)
Debts falling due after more than one year	(658,549)	—	(70,265)	(728,814)

Net debt	(702,718)	25,201	(36,231)	(713,748)

Other non-cash changes include the reclassification between debts due within one year and after one year, together with the roll-up of interest in the form of PIK notes or accrued interest on debts falling due after more than one year.

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

21.	Contingent liabilities

As at 31 December of each year presented, the Business had a contingent liability to Cinven Limited for an amount of up to £10 million dependent on the repayment of certain debt facilities of the Group. This contingent liability is expected to be removed at the completion of the Acadia transaction as described in Note 28, “Post balance sheet events”.

22.	Capital commitments

At 31 December the Business had capital commitments as follows:

	2013 £000	2012 £000	2011 £000
Contracted for but not provided in these financial statements	629	582	635

23.	Pension liability

The Group operates a defined contributions pension scheme. The assets of the scheme are held separately from those of the Group in an independently administered fund. The pension cost charge represents contributions payable by the Company to the fund and amounted to £1,833,174 (2012 - £1,329,788, 2011 - £1,142,139). Contributions totalling £201,728 (2012 - £97,397, 2011 - £84,107) were payable to the fund at the combined balance sheet date and are included in creditors.

The Group operates a defined benefits pension scheme in the UK, the Partnerships in Care Limited Pension and Life Assurance Plan. The Plan was closed to new entrants from May 2005. Employed members continue to accrue benefits that are linked to final pensionable salary and service at retirement (or earlier date of leaving). The disclosures set out below are based on calculations carried out as at 31 December each year by a qualified independent actuary.

The assets are held in a separate trustee-administered fund to meet long-term pension liabilities to past and present employees. The trustees of the Plan are required to act in the best interest of the Plan’s beneficiaries. The appointment of members of the trustee board is determined by the trust documentation.

The liabilities of the Plan are measured by discounting the best estimate of future cash flows to be paid out of the Plan using the projected unit method. This amount is reflected in the deficit in the combined balance sheet. The projected unit method is an accrued benefits valuation method in which the Plan’s liabilities make allowance for projected earnings.

The liabilities set out in this note have been calculated based on the most recent full actuarial valuation at 31 December 2010, updated to 31 December each year. The results of the calculations and the assumptions adopted are shown below.

As at 31 December 2013, contributions are payable to the Plan at the rates set out in the latest schedule of contributions. The total employer contributions expected to be made in the year commencing 1 January 2014 are at the rate of 18.6% of pensionable salaries plus £476,143 recovery plan contributions.

The amounts recognised in the combined balance sheet are as follows:

	2013 £000	2012 £000	2011 £000
Present value of funded obligations	(38,167)	(33,726)	(29,807)
Fair value of scheme assets	33,276	31,448	28,637

Deficit in scheme	(4,891)	(2,278)	(1,170)
Related deferred tax asset	978	524	292

Net liability	(3,913)	(1,754)	(878)

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

23.	Pension liability (continued)

The amounts recognised in combined profit or loss are as follows:

	2013 £000	2012 £000	2011 £000
Current service cost	(712)	(847)	(626)
Interest on obligation	(1,541)	(1,429)	(1,549)
Expected return on scheme assets	1,508	1,358	1,681

Total	(745)	(918)	(494)

Actual return on scheme assets	1,259	2,227	1,101

Movements in the present value of the defined benefit obligation were as follows:

	2013 £000	2012 £000	2011 £000
Opening defined benefit obligation	33,726	29,807	28,150
Current service cost	712	847	626
Interest cost	1,541	1,429	1,549
Contributions by scheme participants	212	256	289
Actuarial losses / (gains)	2,690	2,156	(131)
Benefits paid	(714)	(769)	(676)

Closing defined benefit obligation	38,167	33,726	29,807

Changes in the fair value of scheme assets were as follows:

	2013 £000	2012 £000	2011 £000
Opening fair value of scheme assets	31,448	28,637	27,177
Expected return on assets	1,508	1,358	1,681
Actuarial (losses)/gains	(249)	869	(580)
Contributions by employer	1,071	1,097	746
Contributions by scheme participants	212	256	289
Benefits paid	(714)	(769)	(676)

Closing fair value of scheme assets	33,276	31,448	28,637

The cumulative amount of actuarial net losses recognised in the combined statement of total recognised gains and losses was £4,549,000 (2012 - £1,610,000, 2011 – £323,000).

The Group expects to contribute £1,071,000 to its defined benefits pension scheme in 2014.

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

23.	Pension liability (continued)

The major categories of scheme assets as a percentage of total scheme assets are as follows:

	2013	2012	2011
Equities	25.7%	18.4%	17.9%
Gilts	14.2%	17.5%	18.1%
Bonds	26.6%	28.5%	26.8%
Property	—%	4.3%	4.9%
Real return fund	28.8%	28.3%	29.9%
Cash	4.7%	3.3%	2.4%

A weighted expected rate of return on assets is calculated by considering the scheme’s specific asset distribution. The expected rate of return on assets has been calculated as 5.2% per annum (31 December 2012 - 5.0% per annum, 31 December 2011 – 5.2% per annum) by considering the following rates of expected return on the individual asset classes at 31 December each year. The rates are assumed to be net of investment expenses.

The long term historic out performance of “equities” over very long-term gilts has resulted in the rate used being 6.5% per annum (31 December 2012 - 6.5% per annum, 31 December 2011 - 6.5% per annum).

For “gilts”, from considering the yields currently available on 15 year fixed gilts, the rate used is 3.4% per annum (31 December 2012 - 2.3% per annum, 31 December 2011 - 2.5% per annum).

For “bonds”, from considering consistency with the discount rate, which is linked to the yields available on corporate bonds, the rate used is 4.5% per annum (31 December 2012 - 4.5% per annum, 31 December 2011 - 4.7% per annum).

The “real return fund” rate used is 6.5% per annum (31 December 2012 - 6.5% per annum, 31 December 2011 - 6.5% per annum).

For “cash”, having regard to the current Bank of England base rate, the rate used is 0.5% per annum (31 December 2012 - 0.5% per annum, 31 December 2011 - 0.5% per annum).

Principal actuarial assumptions at the balance sheet date were:

	2013	2012	2011
Rate of increase in salaries as inflation	3.6%	3.2%	3.0%
Rate of increase in salaries as inflation, subject to 2% cap	2.0%	2.0%	2.0%
Rate of increase of pensions in payment - CPI (max 3%)	2.9%	2.5%	2.3%
Rate of increase of pensions in payment - RPI (max 5%)	3.6%	3.2%	3.0%
Rate of increase of pensions in payment - CPI (max 5%)	2.9%	2.5%	2.3%
RPI inflation assumption	3.6%	3.2%	3.0%
Cash commutation as a percentage of pension at retirement	12.5%	12.5%	12.5%
CPI inflation assumption	2.9%	2.5%	2.0%
Discount rate	4.5%	4.5%	4.7%
Expected return on scheme assets	5.2%	5.0%	5.2%
Mortality	S1NA BMC 1% floor	S1NA BMC 1% floor	S1NA BMC 1% floor

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

23.	Pension liability (continued)

The UK government has announced that, in future, it will use the Consumer Prices Index (CPI), rather than the Retail Prices Index (RPI), for the statutory increases to pensions in payment and deferred pensions.

In preparing these financial statements, scheme benefits which are subject to revaluation in deferment (in excess of Guaranteed Minimum Payments (GMP)) have been indexed in line with CPI (subject to a cap of 5% per annum on pensions accruing up to 6 April 2009 and a cap of 2.5% on pensions accruing thereafter).

Any GMP that is subject to statutory indexation in payment will be indexed in line with CPI (and subject to a cap of 3% per annum).

That part of each pension which was earned for pensionable service prior to 6 April 1997 will be indexed in payment in line with RPI (subject to a cap of 5% per annum).

That part of each pension which was earned for pensionable service after 6 April 1997 will be indexed in payment in line with RPI (subject to a cap of 5% per annum).

Amounts for the current and previous four years are as follows:

Defined benefit pension schemes

	2013 £000	2012 £000	2011 £000	2010 £000	2009 £000
Defined benefit obligation	(38,167)	(33,726)	(29,807)	(28,150)	(26,467)
Scheme assets	33,276	31,448	28,637	27,177	24,228

Deficit	(4,891)	(2,278)	(1,170)	(973)	(2,239)

Experience adjustments on scheme liabilities	101	217	1,637	—	(3,024)
Experience adjustments on scheme assets	(249)	869	(580)	1,211	1,251

24.	Operating lease commitments

At 31 December, the Business had annual commitments under non-cancellable operating leases as follows:

	Land and buildings
	2013 £000	2012 £000	2011 £000
Expiry date:
Within 1 year	38	53	413
Between 2 and 5 years	364	364	—

	Other
	2013 £000	2012 £000	2011 £000
Expiry date:
Within 1 year	38	51	66
Between 2 and 5 years	407	475	85

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

25.	Share based payments

The Board of Directors of Partnerships in Care Group Limited approved the establishment of a Management Incentive Plan (MIP) on 28 September 2011. Under the terms of the 2011 MIP plan, the Board may offer directors and selected employees to purchase restricted shares in Partnerships in Care Investments 2 Limited. The restricted shares are transferrable upon the occurrence of a trade sale of the Group’s or Business’s shares or in the event of a listing of the Group’s or Business’s shares on a recognised investment exchange. Under the terms of the 2011 MIP plan the proceeds receivable by the holders of the restricted shares on transfer are to be settled by the Business’s banks.

Restricted shares were valued using the Monte Carlo method. No performance conditions were included in the calculation of fair value. The fair value per restricted share granted and the assumptions used in the calculation are as follows:

Grant date	August 2013	March 2013	October 2012	February 2012
Number of awards granted	152,000	56,000	184,000	400,000
Expected life (years)	4	4	4	4
Expected volatility	30%	30%	30%	30%
Risk-free interest rate	0.66%	0.66%	0.66%	0.66%
Expected dividend yield	0.0%	0.0%	0.0%	0.0%
Fair value per restricted share	6.55	7.24	7.88	8.75

The expected volatility is based on historical volatility over the last three years. The expected life is the average expected period until the performance condition is met, lifting the restriction. The risk-free rate of return is the yield on zero-coupon UK government bonds of a term consistent with the expected life of the restricted shares. A reconciliation of restricted share movements over the period from approval to 31 December 2013 is shown below:

	2013	2012
At January 1,	552,000	—
Granted	208,000	584,000
Forfeited	—	(32,000)

At December 31,	760,000	552,000

The weighted average fair value of restricted shares granted in the year was £1.4 m (2012: £4.9 m, 2011: £0.0 m).

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

26.	Related party transactions

Push down accounting

The Business has been partially financed by borrowings from its parent companies, Partnerships in Care Holdings Limited and Partnerships in Care Group Limited (“the parent companies”). The parent companies have in turn been financed by the ultimate controlling party through the issue of unsecured subordinated loan notes and PIK notes, and in substance those loans have been used to finance the operations of the group headed by Partnerships in Care Investments 1 Limited. Accordingly, the Directors consider it appropriate for the purpose of these combined financial statements to apply the push down accounting principles contained in Staff Accounting Bulletin Topic 5 J that discusses push down of debt. The amounts pushed down and included in these combined financial statements are:

	2013 £000	2012 £000	2011 £000
Other loans	920	920	920
Unsecured loan notes including PIK notes	354,075	321,887	292,552
Capitalised amounts	(2,948)	(3,768)	(4,589)

	352,047	319,039	288,883

The combined financial statements include interest relating to the above debt:

	2013 £000	2012 £000	2011 £000
Interest expense	32,528	29,676	27,008

	32,528	29,676	27,008

Net investment of Parent

The Directors do not believe it meaningful to show share capital or retained earnings for the Company since the net assets of the combined group are represented by the Net investment of Parent, which comprises share capital and retained earnings of the Company, after eliminating investments and transactions between the Company, Parent or its subsidiaries, and pushing down certain debt (as described above).

All significant intercompany transactions between the Parent and the Company have been included in the Net investment of Parent and are considered to be effectively settled for cash at the time the transaction is recorded.

Transactions with directors

Kevin Beeston, a director, holds 22,000 A Ordinary shares (2012 - 22,000 A Ordinary shares, 2011 – 22,000 A Ordinary shares) in PiC Group Limited.

Transactions with Cinven

Funds under the management of Cinven Limited have invested in two subordinated loan notes totalling £352,716,682 (2012 - £320,651,529, 2011 - £291,428,804). During the year interest amounting to £32,065,153 (2012 - £29,222,725, 2011 - 26,567,690) was rolled into these loan notes.

The same Cinven funds have invested in two other loan notes totalling £646,757 (2012 - £587,511, 2011 - £Nil). During the year interest amounting to £58,994 (2012 - £53,410, 2011 - £Nil) was rolled into these loan notes.

Funds under the management of Cinven Limited have invested in an unsecured fixed rate loan of £920,000 (2012 - £920,000, 2011 - £920,000).

Cinven Limited charged a monitoring fee during the year amounting to £300,000 (2012 - £300,000, 2011 - £300,000).

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

27.	Controlling party

As at December 31, 2013, the immediate parent company was Partnership in Care Holdings Limited and the ultimate parent entity was PIC Investments Limited Partnership Incorporated, a limited partnership established and existing under the laws of Guernsey.

The directors are of the opinion that Cinven Limited was the controlling party at 31 December 2013. Funds managed by Cinven Limited have a 100% interest in the ultimate parent company. Cinven Limited is incorporated in England and Wales with registered offices at Warwick Court, Paternoster Square, London EC4M 7AG.

On the presumption that the proposed sale of the Business will complete on or around 30 June 2014, the ultimate parent company is expected to be Acadia Healthcare Company, Inc. See Note 28, “Post balance sheet events”.

28.	Post balance sheet events

On 2 June 2014, the Business entered into a contract for the sale of Partnerships in Care Investments 1 Limited to Acadia Healthcare Company, Inc (“Acadia”) for consideration of approximately £395m. The sale is due to complete on or around 30 June 2014, and as at the date of approving these combined financial statements the Directors are not aware of any material factors that would prevent completion occurring.

As described in Note 2.1 above, the application of “push down accounting” principles has resulted in the inclusion in these financial statements of certain Unsecured loan notes and PIK notes which are not liabilities of the Business. These are liabilities of the parent companies and therefore will not need to be repaid by the Business headed by Partnerships in Care Investments 1 Ltd after the completion of the sale. Details of those finance facilities are set out in Notes 14 and 15 to these combined financial statements.

At completion of the sale, the Business is expected to repay the majority of its senior bank debt extant at that time from the proceeds of the transaction. Furthermore, the Business expects that “A” Ordinary Shares in PiC Property 1 Limited will be issued to its bankers in consideration for the release of any remaining bank debt. These “A” Ordinary Shares are expected to be sold to Acadia for a nominal amount. Together these anticipated transactions at the completion date will result in the extinguishment of all the Business’s bank debt and any related accrued interest and capitalised finance costs.

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

29.	Reconciliation from UK GAAP to US GAAP

These combined financial statements have been prepared in accordance with the basis of preparation as set out in Note 2.1, and have been “carved out” of consolidated financial statements of the Parent which were prepared in accordance with applicable accounting standards in the United Kingdom (“UK GAAP”) which differs in certain significant respects from accounting principles generally accepted in the United States of America (“US GAAP”). The effects of the application of US GAAP to the loss for the financial year after taxation, as determined under UK GAAP for the years ended 31 December 2013 and 31 December 2012, are set out in the tables below:

a)	Loss for the financial years ended 31 December 2013 and 31 December 2012

	2013 £000	2012 £000
Loss for the financial years ended 31 December under UK GAAP	(29,030)	(29,272)
(i) Reversal of share based payment expense	1,501	911
(ii) Impact of reversal of PPE impairment in prior years	(2,077)	(2,077)
(iii) Interest rate hedging	12,320	12,320
(iv) Deferred taxes	6,883	6,068
(v) Tax impact of above differences	(387)	(1,453)

Loss for the financial years ended 31 December under US GAAP	(10,790)	(13,503)

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

29.	Reconciliation from UK GAAP to US GAAP (continued)

b)	Balance sheet as at 31 December 2013 and 31 December 2012

	2013 £000	2012 £000
Shareholders’ deficit as at 31 December under UK GAAP	(328,169)	(298,384)
(ii) Reversal of PPE impairment	85,146	87,223
(iii) Interest rate hedging	(19,507)	(31,827)
(iv) Tax differences	(30,024)	(36,907)
(v) Tax impact of above differences	(13,128)	(12,741)

Shareholders’ deficit as at 31 December under US GAAP	(305,682)	(292,636)

(i)	Under UK GAAP, a share based payment expense of £1,501,000 (2012: £911,000) was recognised. The vesting of the shares awarded in connection with the Management Incentive Plan is restricted until a change of control event. Under US GAAP, such a performance condition is highly uncertain and, therefore, is not probable; as such, no expense is recognised.

(ii)	Under UK GAAP, an impairment of £89,300,000 was recognised in the year ended 31 December 2011. Under US GAAP, this impairment is not recognised as, in conducting the first step of the two-step impairment test under US GAAP, the undiscounted cash flows of fixed assets exceeded the carrying value. The adjustments above of £2,077,000 per annum are the impact on depreciation in subsequent years arising as a result of reversing the impairment under US GAAP.

(iii)	Under UK GAAP the interest swap taken out to hedge the interest rates on the Business’s borrowings until September 2011 was off-balance sheet. Upon re-financing, the fair value of the instrument of £47,227,000 was capitalised and amortised over the remaining life of the debt facilities. Under US GAAP, this derivative financial instrument would have been carried at its fair value at each balance sheet date, with gains and losses being recorded to the income statement (since no formal hedge documentation was produced). Upon cessation of the agreement in 2011, any gain / loss would have been recognised in the income statement immediately. Therefore, the amortisation of the capitalised amount (2013: £12,320,000; 2012: £12,320,000) has been reversed under US GAAP.

(iv)	Under UK GAAP, provision is made for deferred tax assets and liabilities arising from all timing differences between the recognition of gains and losses in the financial statements and recognition in the tax computation. US GAAP uses the “asset and liability method” of accounting for income taxes whereby deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities using tax rates that are expected to apply in the years the temporary differences are expected to reverse. The principal differences relate to deferred taxes on property, plant and equipment.

(v)	This adjustment reflects the tax impact of the above GAAP differences, including effective tax rate changes in the UK.

Partnerships in Care Investments 1 Limited

Notes to the combined financial statements

29.	Reconciliation from UK GAAP to US GAAP (continued)

c)	Cash flow statement for the years ended 31 December 2013 and 31 December 2012

The combined cash flow statements have been prepared under UK GAAP and present substantially the same information as required under US GAAP. There are certain differences with regard to classification of items within the cash flow statements. Under UK GAAP, cash flows are prepared separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investment, acquisitions and disposals, and financing. Under US GAAP, cash flows are classified under three major categories: operating activities, investing activities and financing activities. Under UK GAAP, cash is defined as cash in hand and deposits repayable on demand, less overdrafts repayable on demand. Under US GAAP, cash and cash equivalents are defined as cash and investments with original maturities of three months or less. The following table presents cash flows as classified under US GAAP.

	2013 £000	2012 £000
Operating activities:
Operating profit	30,461	29,665
Depreciation of tangible fixed assets	13,535	12,876
(Gain)/loss on disposal of tangible fixed assets	(26)	8
Increase in stocks	(6)	(15)
Increase in debtors	(340)	(1,193)
Decrease in creditors	(2,066)	(65)
Difference between pension payments and charge to operating profit	(359)	(250)
Interest received	35	30
Interest paid	(10,344)	(13,252)
Hire purchase interest	—	(1)
Taxes paid / (received)	254	(500)

Net cash flow from operating activities	31,144	27,303
Investing activities:
Capital expenditure and financial investment	(9,163)	(7,337)

Net cash used in investing activities	(9,163)	(7,337)
Financing activities:
Financing	(24,288)	(17,849)

Net cash used in financing activities	(24,288)	(17,849)
Net (decrease) / increase in cash and cash equivalents	(2,307)	2,117
Cash and cash equivalents, beginning of period	18,124	16,007

Cash and cash equivalents, end of period	15,817	18,124